                                                                 EXHIBIT 3(ii)

                          ARTICLES OF AMENDMENT TO THE

                          ARTICLES OF INCORPORATION OF

                   INDUSTRIAL SALES AND MARKETING CORPORATION

         Pursuant to the provisions of the Utah Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

         FIRST: The name of the corporation is INDUSTRIAL SALES AND MARKETING CORPORATION.

         SECOND: The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on the 16th day of February, 1971, in the manner prescribed by the Utah Business Corporation Act.

                  "FOURTH: The aggregate number of shares which the corporation Shall have authority to issue is 50,000,000 shares of common stock, par value $.01 per share."

         THIRD: The number of shares of the corporation outstanding at the time of such adoption was 168,367; and the number of shares entitled to vote thereon was 168,367.

         FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:


                   Class                              Number of Shares
                   -----                              ----------------
                   Common                             168,367

         FIFTH: The number of shares voted for each such amendment was 168,367, and the number of shares voted against such amendment was non.

         SIXTH: The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively was:

                                                      Number of Shares
                                                      ----------------


                           Class                   For          Against
                           -----                   ---          -------
                           Common                  168,367         -0-

         SEVENTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: No Change.

         EIGHTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment are as follows: No Change.

         DATED this 16th day of February, 1971.

                                      INDUSTRIAL SALES AND MARKETING
                                      CORPORATION

                                      By:   S/David Louis Durbano
                                         -------------------------------------
                                           David Louis Durbano, Vice President


                                      and      S/ Michael Hugh Ford
                                          ------------------------------------
                                           Michael Hugh Ford, Secretary


STATE OF UTAH       )
                    : ss.
COUNTY OF SALT LAKE )

         Before me, Tonia Richards, a Notary Public in and for the said County and State, personally appeared David Louis Durbano and Michael Hugh Ford, who acknowledged before me that they are the vice-president and secretary, respectively, of Industrial Sales and Marketing Corporation, a Utah corporation, and that they signed the foregoing Articles of Amendment as their free and voluntary acts and deeds for the uses and purposes therein set forth.

         In witness whereof, I have hereunto set my hand and seal this 16th day of February, 1971.

                                      S/Tonia Richards
                                      ----------------------------------------
                                      Notary Public residing at Salt Lake City

My Commission Expires:

March 14, 1973
--------------

                              ARTICLES OF AMENDMENT

                                     TO THE

                          ARTICLES OF INCORPORATION OF

                   INDUSTRIAL SALES AND MARKETING CORPORATION

         Pursuant to the provisions of the Utah Business Corporation Act, the undersigned corporation adopts the following articles of Amendment to its Articles of Incorporation:

         FIRST: The name of the corporation is INDUSTRIAL SALES AND MARKETING CORPORATION.

         SECOND: The following Amendment of the Articles of Incorporation was adopted by the shareholders of the corporation on the 21st day of December, 1978, in the manner prescribed by the Utah Business Corporation Act:

         Article I of the Articles of Incorporation of Industrial Sales and Marketing Corporation filed with the Secretary of State of the State of Utah, September 21, 1970, as amended February 16, 1971, is hereby amended so as to delete "Industrial Sales and Marketing Corporation; and substitute therefor "Oneida General Corporation". Therefore, Article I shall be as follows:

                  "FIRST: The name of the corporation is ONEIDA GENERAL CORPORATION."

         Said Amendment is for the purposes of better name identification by reason of the fact that the company's principal products are manufactured by the Oneida Manufacturing Division of Industrial Sales and Marketing Corporation.

         THIRD: The number of shares of the corporation outstanding at the time of such adoption was 6,023,670; and the number of shares entitled to vote thereon was 6,023,670.

         FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:


                  Class                                       Number of Shares
                  -----                                       ----------------
                  Common                                      6,023,670

         FIFTH: The number of shares voted for such Amendment was 5,945,170, and the number of shares voted against such Amendment was 78,500.

         SIXTH: The number of shares of each class entitled to vote thereon as a class voted for and against such Amendment,


                  Class                             Number of Shares Voted
                  -----                             ----------------------
                  Common                            For:         5,945,170
                                                    Against:        78,500

         SEVENTH: The manner, if not set forth in such Amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows: NO CHANGE.

         EIGHTH: The manner in which such Amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such Amendment, are as follows: NO CHANGE.

         DATED this 9th day of February, 1979.

                                         INDUSTRIAL SALES AND MARKETING
                                         CORPORATION


                                         By:  S/David L. Durbano
                                             ---------------------------------
                                             David L. Durbano
                                             Executive Vice President


                                         By:  S/Michael H. Ford
                                             ---------------------------------
                                             Michael H. Ford
                                             Secretary

STATE OF UTAH     :
                  : ss.
COUNTY OF WEBER   :

         Before me, Muriel Eason, a Notary Public in and for the said county and state, appeared David L. Durbano and Michael H. Ford, who acknowledged before me that they are the Executive Vice President and Secretary, respectively, of Industrial Sales and Marketing Corporation, a Utah corporation, and that they signed the foregoing Articles of Amendment as their free and voluntary act and deed for the uses and purposes therein set forth.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal this 9th day of February, 1979.

                                           S/Muriel L. Eason
                                           -----------------------------------
                                           Muriel L. Eason, Notary Public
                                           Residing at:  Ogden, Utah
                                           My Commission Expires: 10-2-82

                              ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                                       OF
                           ONEIDA GENERAL CORPORATION

         Pursuant to the provisions of the Utah Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is Oneida General Corporation.

SECOND: The following Amendment of the Articles of Incorporation was adopted by the shareholders of the corporation on October 26, 1998:

                  Article First of the Articles of Incorporation of Oneida General Corporation, which was filed with the Secretary of State on September 21, 1970, and as amended on February 16, 1971, and as further amended on February 16, 1979, is hereby amended to read as follows:

                  "FIRST: The name of the corporation is Communitronics of America, Inc."

                  Said Amendment is for the purpose of Reorganization by and between Oneida General Corporation and Communitronics, Inc., a Alabama corporation.

THIRD:            The above amendment shall be effective October 26, 1998.

FOURTH: The number of issued and outstanding shares of the common stock of the corporation at the time of such adoption was 4,487,936 shares; the number of votes entitled to vote thereon was 4,487,936 shares; and the number of shares voted thereon was 3,018,575 shares.

FIFTH: The number of issued and outstanding shares of the common stock of the corporation at the time of such adoption was 4,487,936 shares; the shares voted in favor for such amendment was 3,018,575, and the number of shares which were note voted was 1,469,361; the number of shares voted in favor for such amendment is 56.3% of the issued and outstanding shares of common stock of the corporation.

Dated this 26th day of October, 1998.

Oneida General Corporation

s/ Ken Kurtz
------------------------------
Ken Kurtz, President